INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-1 of Wilmar Industries, Inc., of our report on the financial statements of HMA Enterprises, Inc. and Subsidiaries, for the year ended February 29, 1996, dated May 30, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Houston, Texas

July 9, 1996









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